FS-4


                               EASTERN ENTERPRISES
                               EARNINGS STATEMENT
                        For the Year Ended June 30, 2000
                                 ($000 Omitted)


                                                          BALANCE
                                                          -------

REVENUES                                                 1,101,835

COSTS AND EXPENSES:
Cost of Sales                                              740,836
Depreciation and Amortization                               92,533
General and Admin Expenses                                 129,024
                                                      ------------
Total                                                      962,393

OPERATING EARNINGS                                         139,442

OTHER INCOME (EXPENSE):
Interest - LTD                                             (38,492)
Interest Expense                                            (5,078)
Interest Income                                              4,334
Other Income (Expense)                                      10,133
Subsidiary Pref Dividend                                    (1,656)
Equity in AllEnergy                                              0
                                                      ------------
PRETAX EARNINGS                                            108,683

Provision for Income Taxes                                  45,741
                                                      ------------
EARNINGS BEFORE EXTRAORDINARY ITEM
   AND CUMULATIVE ACCOUNTING CHANGES                        62,942

EXTRAORDINARY ITEM, NET                                          0

CUMULATIVE ACCOUNTING CHANGE, NET                                0
                                                      ------------
PRE-PREFERRED DIVIDEND                                      62,942

Preferred Dividend                                               0
                                                      ------------
NET EARNINGS                                                62,942
                                                      ============